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Exhibit 10.6


                           INTEGRITY BANCSHARES, INC.
                        2003 DIRECTORS STOCK OPTION PLAN



1.   DEFINITIONS

     a. "Affiliate" - used to indicate a relationship to a specified person, firm, corporation, partnership, association or entity, and shall mean any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, association or entity.

     b.   "Bank" - Integrity Bank.

     c.   "Board" - the Board of Directors of the Corporation.

     d.   "Code" - the Internal Revenue Code of 1986, as amended.

     e. "Committee" - the Compensation Committee of the Board or a committee named specifically by the Board to administer this Plan.

     f.   "Common Stock" - the common voting stock of the Corporation.

     g.   "Corporation" - INTEGRITY BANCSHARES, INC.

     h. "Director" - a voting member of the Board of Directors of the Bank or the Corporation.

     i. "Emeritus Director" - a former Director of the Bank or the Corporation who has been designated by the Board of Directors of the Bank or the Corporation as an emeritus non-voting advisory member of any such Board.

     j.   "Fair Market Value" - as determined in good faith by the Board.

     k. "Non-Qualified Options" - options which are not "qualified" within the meaning of Sections 422 and 423 of the Code.

     l.   "Option" - right to purchase shares of Common Stock.

     m. "Option Agreement" - formal agreement for each grant with specific terms and conditions not inconsistent with this Plan.

     n. "Optionee" - an eligible person under Section 5 below who has been granted Options under Plan.

     o.   "Plan" - the Integrity Bancshares, Inc. 2003 Directors Stock Option
          Plan.



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2.   PURPOSE

     The purposes of the Plan is to advance the interests of the Bank and the Corporation and its shareholders by providing Directors and Emeritus Directors of the Bank and the Corporation a sense of proprietorship and personal involvement and to encourage Directors and Emeritus Directors of the Bank and the Corporation to remain with and devote their best efforts to their respective Bank or the Corporation.

3.   SHARES SUBJECT TO THE PLAN

     There shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan 130,000 shares of Common Stock.

4.   ADMINISTRATION

     The Committee shall have complete authority to interpret the Plan, make grants, and determine terms and conditions within the context of the Plan.

5.   ELIGIBILITY

     The following persons are eligible to receive Options under the Plan: All Directors and Emeritus Directors of the Bank and the Corporation. To the extent that shares are available, Directors who take office subsequent to the effective date of the Plan shall be eligible to receive Options.

6.   GRANTING OF OPTIONS; OPTION EXERCISE PRICE

     All Options granted under the Plan will be Non-Qualified Options and evidenced by an Option Agreement. The following individuals will receive an Option to purchase the number of shares of Common Stock indicated at $11.00 per share, which the Board has determined to be the Fair Market Value of the stock as of the date of the grant. The Options will vest immediately.

                  NAME                      NUMBER OF SHARES

                  James E. Bridges               10,000
                  Clinton M. Day                 10,000
                  Don C. Hartsfield              10,000
                  Richard H. Peden, Sr.          10,000
                  Charles J. Puckett             10,000
                  Gerald O. Reynolds             10,000
                  Steven M. Skow                 10,000
                  Jack Murphy                    10,000
                  Robert Wholey                  10,000

         The Corporation may make additional grants of Options as desirable. Any Option granted hereunder shall have a per share option exercise price at least equal to the Fair Market Value of a share on the date of the grant as determined in good faith by the Board of Directors.



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7.   TERM OF OPTION

     Options granted hereunder shall be exercisable in whole or in part, from time to time, during the ten-year period subsequent to the date of the grant. Except as provided in Section 10, no Option granted under the Plan may be exercised prior to six months after the date it is granted.

8.   MANNER OF EXERCISE

     The Options shall be exercised by written notice, delivered to the Corporation and signed by the Director or Emeritus Director or his or her successors stating the number of shares with respect to which the Option is being exercised. Payment in full of the Option price of the shares must be made at the time of exercise, and payment may be made in cash or shares of the Common Stock previously held by the Optionee or a combination thereof. Payment in shares may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares surrendered in payment of the Option Price shall be valued at the Fair Market Value as of the date of the exercise.

9.   NON-TRANSFERABILITY

     Options can only be transferred by will or by the laws of descent and distribution.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION OF EXERCISE RIGHTS

     The total number of shares on which Options may be granted under the Plan and Option rights (both as to the number of shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a stock split or payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and in the event of a merger or consolidation in accordance with the following paragraph.

     After any merger, consolidation or reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation=s Common Stock, each Optionee at the time of such reorganization shall, at no additional cost, be entitled, upon any exercise of his or her Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of the Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

     The foregoing adjustments and the manner of their application will be in the sole discretion of the Committee to determine.



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     In the event of: (1) the adoption of a plan of merger or  consolidation  in which the Corporation=s shareholders as a group would receive less than 50% of the voting capital stock of the surviving entity; (2) the approval by the Board of Directors of the Corporation of an agreement providing for the
     sale  or  transfer   (other  than  as  security  for   obligations  of  the
     Corporation) of substantially all the assets of the Corporation; or (3) the acquisition of more than 20% of the Corporation=s voting capital stock by any person as defined by Section 13(d)(3) of the Securities and Exchange Act of 1934, other than a person, or group including a person who beneficially owned, as of the effective date of the Plan, more than 3% of the Corporation=s securities, then, in the absence of a prior expression of approval of the Board Of Directors of the Corporation, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the Option Price, and shall remain exercisable for the remaining term of such Option, regardless of whether such option has been outstanding for six months or of any provision contained in the Stock Option Agreement with respect to limitations of the exercisability of the Option or any portion thereof for any length of time.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate.

     The grant of an Option pursuant to this Plan shall not in any way affect the right or power of the Corporation to make adjustments, reclassifications, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

11.  EFFECTIVENESS OF THE PLAN

     The effective date of the Plan shall be February 27, 2003, the date of the approval of the Plan by the Board of Directors of the Corporation, subject to the approval of the Plan by the shareholders of the Corporation within one (1) year following such date. No Option granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Corporation, and in the event that the shareholders fail to approve the Plan within one year of any Option grants made pursuant to the Plan, then all such Options shall be void.

     No Options may be granted under the Plan after the expiration of ten years from and including the effective date of the Plan.

12.  AMENDMENT AND TERMINATION

     The Plan may be amended or terminated by the Board at any time as deemed in the best interests of the Corporation; provided, however, no amendments shall be made in the Plan without the approval of the shareholders of the Corporation which:

     a. Increase the total number of shares for which options may be granted under the Plan except as provided in Section 11.

     b. Change the minimum purchase price for the optioned shares except as provided in Section 11.

     c. Affect any outstanding option or any unexercised right thereunder except as provided in Section 11.

     d.   Extend the option period provided in Section 7.

     e.   Extend the termination date of the Plan.



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